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EXHIBIT 99.2

                         CONSENT SOLICITATION STATEMENT

                             BELL MICROPRODUCTS INC.

 SOLICITATION OF CONSENTS TO AMENDMENTS TO THE INDENTURE AND WAIVER OF DEFAULTS
                                IN RESPECT OF ITS
   $109,850,000 AGGREGATE PRINCIPAL AMOUNT OF 3 3/4% CONVERTIBLE SUBORDINATED
                            NOTES, SERIES B DUE 2024
                             (CUSIP NO. 078137AC0)

          THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 13, 2006, UNLESS EXTENDED (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE "CONSENT DATE"). THE CONSENT SOLICITATION MAY BE TERMINATED BY BELL MICROPRODUCTS OR CONSENTS REVOKED ON THE TERMS AND CONDITIONS SET FORTH IN THIS STATEMENT.

          Subject to the terms and conditions set forth in this Consent Solicitation Statement (the "Statement") and the related Letter of Consent, Bell Microproducts Inc. ("Bell Microproducts") hereby solicits (the "Solicitation") the consents (the "Consents") of Holders (the "Record Holders") of record as of 5:00 p.m., New York City time, on December 6, 2006 (the "Record Date") of Bell Microproducts' $109,850,000 principal amount 3 3/4% Convertible Subordinated Notes, Series B due 2024 (the "Notes"), governed by the Indenture dated as of December 21, 2004 (the "Indenture"), between Bell Microproducts and Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States, as trustee (the "Trustee").

          The purpose of the Consent Solicitation is to obtain approval of certain amendments (as defined below, the "Proposed Amendment") and a waiver (the "Proposed Waiver") of a Default or Event of Default (as such terms are defined in the Indenture) arising from the failure to file all reports and other information and documents which it is required to file with the Securities and Exchange Commission (the "SEC") pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (collectively, the "SEC Reports"), and within fifteen days after it files the SEC Reports with the SEC, to file copies of the SEC Reports with the Trustee. The Proposed Amendment would amend the Indenture to eliminate any provision that would trigger a Default or Event of Default for the failure to file or deliver any reports required to be filed with the SEC or the Trustee. For a more detailed description of the purpose of the Consent Solicitation, the Proposed Amendment and the Proposed Waiver, see "Bell Microproducts Inc.--Background and Purpose of the Consent Solicitation".

                           The Solicitation Agent is:

                       CREDIT SUISSE SECURITIES (USA) LLC

          As promptly as practicable following the Consent Date, Bell Microproducts will pay the First Consent Fee to each Holder as to which Bell Microproducts has received and accepted unrevoked Consents prior to the Consent Date. The "First Consent Fee" is equal to $5.00 in cash for each $1,000.00 in principal amount of Notes as to which Bell Microproducts has received and accepted unrevoked Consents prior to the Consent Date. The payment by Bell Microproducts to the holders of the Notes of the First Consent Fee shall be conditioned upon the receipt by Bell Microproducts of validly delivered and unrevoked consents from holders of a majority in aggregate principal amount of the Notes by 5:00 p.m. New York City time on the Consent Date.

          If Bell Microproducts does not commence and hold open an Eligible Tender Offer, Bell Microproducts will pay the Second Consent Fee to each Holder as to which Bell Microproducts has received and accepted unrevoked Consents prior to the Consent Date. An "Eligible Tender Offer" is one that we have commenced on or before February 28, 2007, held open for at least twenty business days, and in which we have redeemed all Notes validly tendered at a price of at least $1,000.00 plus accrued and unpaid interest up to, but not including, the date the Notes are redeemed, for each $1,000.00 principal amount of Notes validly tendered. The "Second Consent Fee" is equal to $50.00 in cash for each $1,000.00 in principal amount of Notes as to which Bell Microproducts has received and accepted unrevoked Consents prior to the Consent Date (together with the First Consent Fee, the "Consent Fees").

          Bell Microproducts will pay the Second Consent Fee, if it becomes payable, to the Holders as promptly as practicable following a failure to effect an Eligible Tender Offer. As with payment of the First Consent Fee, the payment by Bell Microproducts to the holders of the Notes of the Second Consent Fee shall be conditioned upon the receipt by Bell Microproducts of validly delivered and unrevoked consents from holders of a majority in aggregate principal amount of the Notes by 5:00 p.m. New York City time on the Consent Date.

          The payment of the Consent Fees is also subject to satisfaction or waiver of certain other conditions described in this Consent Solicitation. Holders that revoke or do not submit properly executed Letter of Consents prior to the Consent Date will not be entitled to either of the Consent Fees but will be bound by the Proposed Amendment and Proposed Waiver if they become effective. The Proposed Amendment and Proposed Waiver will become effective promptly following the receipt and acceptance by Bell Microproducts of valid and unrevoked Consents from Holders representing a majority of the outstanding principal amount of Notes.

          The Solicitation is being made upon the terms and is subject to the conditions set forth in this Statement and the accompanying consent form (the "Letter of Consent"). The terms and conditions of the Letter of Consent and the parties' respective obligations therein are conditioned upon the Holders of at least a majority in aggregate principal amount outstanding of the Notes, entering into, and not revoking, the Waiver and Consent contained in the Letter of Consent (such Consents, the "Required Consents").

          Until the Consent Date, Holders may revoke Consents. Any notice of revocation received after the Consent Date will not be effective. See "The Solicitation--Revocation of Consents." From and after the Consent Date, each present and future Holder of Notes will be bound by the Proposed Amendment and Proposed Waiver, whether or not such Holder delivered a Consent.

          Notwithstanding anything to the contrary set forth in this Statement, Bell Microproducts reserves the right at any time on or prior to the business day following the Consent Date to (i) prior to the satisfaction of all conditions to the Solicitation, terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid to the Holders of the Notes pursuant to the Solicitation, or (v) waive any of the conditions to the Solicitation, subject to applicable law. See "The Solicitation--Consent Date; Extensions; Amendment".

                                    IMPORTANT

          HOLDERS ARE REQUESTED TO READ AND CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS CONSENT SOLICITATION AND THE RELATED LETTER OF CONSENT AND TO GIVE THEIR CONSENT TO THE PROPOSED

AMENDMENT AND PROPOSED WAIVER BY PROPERLY COMPLETING AND EXECUTING THE ACCOMPANYING LETTER OF CONSENT IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.

          Holders who wish to consent must deliver their properly completed and executed Letter of Consent to the Information Agent (as defined below) at the address set forth on the back cover page of this Statement and in the Letter of Consent in accordance with the instructions set forth herein and therein. Consents should not be delivered to us, the Trustee or the Solicitation Agent (as defined below). However, Bell Microproducts reserves the right to accept any Consent received by us, the Trustee, the Information Agent or the Solicitation Agent. Any beneficial owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder's assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner. For purposes of the Consent Solicitation, The Depository Trust Company ("DTC") has authorized DTC participants "(Participants") set forth in the position listing of DTC as of the Record Date to execute Letter of Consents as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term "Holder" shall be deemed to include such "Participants".

          The transfer of Notes after the Record Date will not have the effect of revoking any Consent theretofore validly given by a Holder, and each properly completed and executed Letter of Consent will be counted notwithstanding any transfer of the Notes to which such Letter of Consent relates, unless the procedure for revoking consents described herein and in the Letter of Consent has been followed.

          Recipients of this Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Solicitation.

          Please handle this matter through your bank or broker. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent at the address or telephone numbers set forth on the back cover page of this Statement. Requests for assistance in completing and delivering a Letter of Consent or requests for additional copies of this Statement, the Letter of Consent or other related documents should be directed to the Information Agent at the addresses or telephone numbers set forth on the back cover page of this Statement.

          No person has been authorized to give any information or make any representations other than those contained in this Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Solicitation Agent, the Information Agent or any other person.

          The statements made in this Statement are made as of the date of this Statement and delivery of this Statement or the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date. The information provided in this Statement is based upon information provided solely by us. The Solicitation Agent has not independently verified and does not make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained herein.

          The Solicitation is not being made to, and a Letter of Consent will not be accepted from or on behalf of, a Holder in any jurisdiction in which the making of the Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to lawfully make the Solicitation in any such jurisdiction and to extend the Solicitation to any Holder in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Solicitation to be made by a licensed broker or dealer, the Solicitation will be deemed to be made on behalf of us by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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          Unless otherwise stated, the terms "we," "us" and "our" refer to Bell
Microproducts Inc. Terms used in this Statement that are not otherwise defined herein have the meanings set forth in the Indenture.

                             BELL MICROPRODUCTS INC.

OUR COMPANY

          Bell Microproducts is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, we are a Fortune 1000 company and one of the world's largest storage-centric value-added distributors. We are uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, our products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in Bell Microproducts' SEC filings, or by visiting our website at www.bellmicro.com. Information on our website is not part of this Statement.

BACKGROUND AND PURPOSE OF THE CONSENT SOLICITATION

          As disclosed by Bell Microproducts in a press release and Form 8-K filed November 9, 2006, Bell Microproducts' board of directors and audit committee jointly determined on November 3, 2006 that Bell Microproducts will be required to restate its financial statements and financial information for the first, second, third and fourth quarters of 2005, the first and second quarters of 2006 and the annual periods ended December 31, 2004 and 2005 due to a number of accounting errors. The errors relate to: (1) the accounting treatment of earnout payments to certain former shareholders of OpenPSL, a June 2004 acquisition by Bell Microproducts; (2) accounting for the foreign currency translation of a portion of the goodwill resulting from certain foreign acquisitions; and (3) accounting for certain accrued employment benefits relating to tax liabilities of Bell Microproducts' Brazilian subsidiary.

          The earnout payments to the OpenPSL shareholders were originally treated as additional goodwill related to the acquisition, but Bell Microproducts has now determined that the payments should have properly been treated as compensation expense. The error will result in a non-cash compensation charge in an aggregate amount of approximately $4.7 million spread over six consecutive quarters beginning with the second quarter of 2004 and a corresponding reduction in goodwill related to the acquisition. Bell Microproducts will therefore restate its financial statements and financial information for the second, third and fourth quarters of 2004 and the first, second and third quarters of 2005, as well for the annual periods ended December 31, 2004 and December 31, 2005 to reduce pre-tax income from operations in those periods by the aggregate amount noted above.

          We will also restate a portion of the goodwill resulting from certain foreign acquisitions to correctly account for foreign currency translation adjustments. The currency translation adjustments affect all fiscal quarters and fiscal years beginning with the first quarter of 2001. The adjustment will result in an aggregate increase in goodwill of approximately $4 to $5 million with a corresponding adjustment to accumulated other comprehensive income.

          Additionally, Bell Microproducts will be restating its financial statements and financial information for the third and fourth quarters of 2005, the annual period ended December 31, 2005 and the first and second quarters of 2006 to accrue certain employee benefits relating to the employment tax liability of its Brazilian subsidiary. This adjustment will result in Bell Microproducts recording an assumed liability in purchase accounting of approximately $1.4 million (with a corresponding increase in goodwill) and an approximate $700,000 aggregate increase over the four affected quarters in recorded sales, general and administrative expense and a corresponding increase in other accrued liabilities. In addition to the accounting issues the Company has previously disclosed, it has also undertaken an evaluation of the manner in which it recorded foreign currency cash flows during prior reported periods from 2004 through the current quarter, as well as a review of its stock options to assure proper accounting treatment. The preliminary option review currently being conducted, with the assistance of independent counsel, is limited in scope and intended to provide the Company's audit committee with additional information in order for it to determine whether a full review is necessary.

          The Indenture requires Bell Microproducts to file all reports and other information and documents which it is required to file with the Securities and Exchange Commission (the "SEC") pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (collectively, the "SEC Reports"), and within fifteen days after it files the SEC Reports with the SEC, to file copies of the SEC Reports with the Trustee. These requirements in the Indenture are hereafter referred to as the "Reporting Covenants."

          As a result of the need to restate certain financial statements, Bell Microproducts was unable to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the "Delayed SEC Report") as required by the Exchange Act. As a result of our failure to file our Third Quarter Form 10-Q on a timely basis, the Trustee served us with a notice of Default alleging a breach of the Reporting Covenants. Bell Microproducts has thirty days from the date it received the notice, or until December 14, 2006, to cure the Default by filing the Delayed SEC Report or the holders may accelerate the payment of the outstanding balance due under the Notes, which amount would become immediately due and payable in full. However, the Holders of a majority of the outstanding aggregate principal amount of the Notes may grant Bell Microproducts a waiver of the Default. The purpose of this Consent Solicitation is to obtain such a waiver of any Default or Event of Default under the Indenture relating to the Delayed SEC Report, and amend the Indenture to eliminate any provision that would trigger a Default or Event of Default for the failure to file or deliver any reports required to be filed with the SEC or the Trustee, including as required by Section 314 of the Trust Indenture Act of 1939, as amended (the "TIA").

                                  RISK FACTORS

          Participating in the Solicitation involves certain risks. Before deciding whether or not to participate in the Solicitation, you should carefully consider the risks described below in addition to the "risk factors" included in our filings with the SEC and the information we disclose in our SEC filings that are incorporated by reference in this Statement (see "Where You Can Find More Information" below).

HOLDERS OF OUR NOTES HAVE THE RIGHT TO CALL FOR ACCELERATED PAYMENT.

          As of September 30, 2006, the outstanding principal balance due under the Notes was $109,850,000. As a consequence of being in violation of the Reporting Covenants, the Holders of our Notes have the right to call for accelerated payment of the Notes if we are unable to cure the Default by December 14, 2006, which is 30 days from the notice of Default, or if the Holders do not provide us with the Required Consent. In any such event, the Trustee or Holders representing 25% in aggregate principal amount of the Notes could call for such acceleration. In the event the majority of the Holders of the Notes do not provide us with the Required Consent and, alone or together with our senior lenders, determine to accelerate a portion of or all of our indebtedness, we may lack the ability to meet those obligations out of currently available cash. We cannot assure you that we would be able to refinance the Notes or the borrowings under our line of credit arrangements, whether through the capital markets or otherwise on commercially reasonable terms or at all.

OUR SENIOR LENDERS MAY HAVE THE RIGHT TO CALL FOR ACCELERATED PAYMENT OF OUR INDEBTEDNESS UNDER OUR CREDIT FACILITIES.

          The terms of the agreements with our senior lenders provide that they may accelerate payment in certain circumstances, including the failure to file required reports under the Exchange Act or the default under any of the senior credit facilities or the Notes. While we have obtained requisite waivers from our senior lenders in connection with any defaults arising from the failure to file the Delayed SEC Report, if we fail to obtain the Required Consents, our senior lenders may elect to accelerate the outstanding indebtedness under the senior credit facilities. In the event a senior lender, alone or together with the Holders of the Notes and other senior lenders, determines to accelerate a portion of or all of our indebtedness, we may lack the ability to meet those obligations out of currently available cash. We cannot assure you that we would be able to refinance the Notes or our senior credit facilities, whether through the capital markets or otherwise, on commercially reasonable terms or at all. If we at any point lack the ability to meet our financial obligations, the payment of principal of and interest on and other obligations on the Notes are subordinated in right of payment to the senior lenders, and your right to payment, as a Holder of the Notes, is pro rata among trade creditors and our Subsidiaries and affiliates.

WE MAY HAVE TO CARRY OUR DEBT AS SHORT-TERM OBLIGATIONS ON OUR BALANCE SHEET.

          If we are unsuccessful in curing or arranging for the waiver of the Defaults under the Reporting Covenants in the Indenture, we may be required to carry our debt as short-term obligations on our balance sheet as of December 31, 2006. This could cause us to alter the terms of our business with our trade creditors and could materially adversely affect our financial condition and results of operations. If such a reclassification were to occur, Bell Microproducts may receive an opinion from its independent registered public accountants containing an explanatory paragraph indicating uncertainty about Bell Microproducts' ability to continue as a going concern relative to the financial statements to be included in its 2006 Form 10-K, which has not yet been filed.

          In the event the Holders of the Notes, alone or together with our senior lenders, determine to accelerate a portion or all of our indebtedness, we may lack the ability to meet those obligations. We have concluded that if (i) we fail to obtain the Required Consent, and (ii) the Holders of the Notes, alone or together with our senior lenders, determine to accelerate a portion or all of our indebtedness, there will be a substantial doubt about our ability to continue as a going concern. Our auditor has not completed its audit of our 2006 financial statements and, accordingly, has not determined, as of the date of this Consent Solicitation Statement, the form of its report on our financial statements or whether such report would include a going concern modification described above.

THERE IS CURRENTLY A LACK OF PUBLIC DISCLOSURE CONCERNING BELL MICROPRODUCTS.

          As described above, we have not yet filed the Delayed SEC Report. Until we file the Delayed SEC Report, there will be limited public information available concerning our results of operations and financial condition. Although Bell Microproducts has reported its third quarter results in a press release dated October 25, 2006, our most recent available financial statements are as of June 30, 2006, and they may not be indicative of our current financial condition or results of operations for any period ending after June 30, 2006. Additionally, the financial statements that are the subject of our previously announced restatement, which include the financial statements filed with our Quarterly Report on Form 10-Q for the period ended June 30, 2006, should not be relied upon. The absence of more recent financial information may have a number of adverse effects on us and the Notes, including a decrease in the market value of the Notes and an increase in the volatility of such market price.

THE PROPOSED AMENDMENT AND PROPOSED WAIVER ARE BINDING ON ALL HOLDERS.

          If the Required Consents are received, the Proposed Amendment and Proposed Waiver with respect to the Indenture will be binding on all Holders of the Notes. The Proposed Amendment and Proposed Waiver, which relates to the timely filing of reports and information with the SEC and the Trustee, may adversely affect the market price of the Notes or otherwise be adverse to the interests of the Holders.

COMPLETION OF A TENDER OFFER MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES.

          If Bell Microproducts commences a tender offer for the Notes, and Holders of the Notes participate, the total number of Notes outstanding will decrease. Consequently, the market for the Notes will become less liquid and the market price of the Notes could be adversely affected.

FAILURE TO COMMENCE AND HOLD OPEN AN ELIGIBLE TENDER OFFER MAY CREATE A SUBSTANTIAL FINANCIAL LIABILITY FOR BELL MICROPRODUCTS.

          Assuming all conditions of the Solicitation are met, and we fail to commence and properly hold open an Eligible Tender Offer for twenty business days, we will be obligated to pay the Second Consent Fee to Holders who gave Consent prior to the Consent Date. The Second Consent Fee would obligate us to pay $50.00 in cash for each $1,000.00 in principal amount of Notes as to which Bell Microproducts has received and accepted unrevoked Consents prior to the Consent Date. Because we are soliciting consents from Holders of Notes with an aggregate principal amount of $109,850,000 the Second Consent Fee could result in a liability in excess of $5,000,000 and thus could adversely affect our financial condition and results of operation.

THE DELAYED SEC REPORT MAY HAVE AN ADVERSE AFFECT ON OUR ABILITY TO RAISE
CAPITAL.

          Our failure to meet the reporting requirements of the federal securities laws affects our ability to access the capital markets. We are currently ineligible to use "short-form" registration (registration that allows us to incorporate by reference our Form 10-K, Form 10-Q and other SEC reports into our registration statements) or, for most purposes, shelf registration, until twelve complete months have passed after the date that we file the Delayed SEC Report. Until we are current in our reporting, a holder of restricted securities within the meaning of Rule 144 of the Securities Act of 1933, will be unable to sell such securities in reliance on Rule 144, unless such holder has held such securities for at least two years and is not our "affiliate" for purposes of the U.S. securities laws.

          As previously disclosed, because we are late in making our SEC filings, we are not in compliance with the NASDAQ continued listing requirements. We have received a written Staff Determination Notice from NASDAQ stating that Bell Microproducts violated NASDAQ Marketplace Rule 4310(c)(14). Bell Microproducts has requested a hearing with the NASDAQ Listing Qualifications Panel, which has stayed the suspension of trading of Bell Microproducts' common stock pending the decision of the Panel.

THE RESULTS OF BELL MICROPRODUCTS' REVIEW OF THE ACCOUNTING TREATMENT OF CERTAIN TRANSACTIONS IS UNCERTAIN.

          As previously disclosed, Bell Microproducts has decided to restate its financial statements and financial information for the first, second, third and fourth quarters of 2005, the first and second quarters of 2006 and the annual periods ended December 31, 2004 and 2005 due to a number of accounting errors. The restatement relates to: (1) earnout payments to certain former shareholders of OpenPSL, a June 2004 acquisition of Bell Microproducts; (2) accounting for the foreign currency translation of a portion of the goodwill resulting from certain foreign acquisitions; and (3) accounting for certain accrued employment benefits relating to tax liabilities of Bell Microproducts' Brazilian subsidiary. The ultimate effect of the restatement on our prior period financial statements and the outcome of our review of foreign currency cash flows and prior stock option grants is still uncertain. Bell Microproducts' prior period income and liabilities may be adversely affected.

          The restatement process may also create additional issues. Our accountants may discover other accounting errors during their evaluation of the above-listed transactions, which may increase the cost of the restatement process and further impact our prior period income and liabilities. Moreover, because we have concluded that issues underlying the restatements represent material weaknesses with respect to the effectiveness of internal control over financial reporting, we expect to receive an adverse report from our registered public accounting firm that the Company's internal control over financial reporting was not effective as of December 31, 2005. The material weakness and the resulting adverse report may negatively impact the market's perception of the Company and therefore may cause the Company's common stock to trade at a decreased price.

                     SPECIAL NOTE REGARDING FORWARD-LOOKING
                          STATEMENTS AND OTHER FACTORS

          Statements contained in this document that disclose Bell Microproducts' or management's intentions, expectations or predictions of the future, including statements regarding Bell Microproducts' solicitation of consents for the Proposed Amendment and Proposed Waiver, and estimates of the impact of the proposed restatements, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not a historical fact, including statements regarding estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Bell Microproducts cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made, including but not limited to risks detailed in our filings with the SEC as well as those identified above, and the following:

          - risks associated with our inability to obtain the consents of holders of a majority in principal amount of the Notes;

          - risks associated with our potential failure or inability to commence and properly hold open an Eligible Tender Offer for the Notes;

          - the ultimate outcome and timing of our financial restatement process, including the stock option review;

          - risks arising from material weaknesses in our internal control over financial reporting;

          - potential adverse effects to our financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements, and the incurrence of costs related to the restatement and consent solicitation processes;

          - risks associated with our inability to prepare and timely file financial statements;

          - potential adverse effects if there are additional adverse accounting-related developments;

          - potential adverse developments from enforcement actions that may be commenced by regulatory agencies, including delisting of our common stock from the Nasdaq Global Market; and

          -    potential downgrades in the credit ratings of our securities.

          We assume no obligation to update such forward-looking statements or to update the reasons actual results could differ materially from those anticipated in such forward-looking statements. Because many factors are unforeseeable, the foregoing should not be considered an exhaustive list and readers are cautioned not to place undue reliance on forward-looking statements.

                   THE PROPOSED AMENDMENT AND PROPOSED WAIVER

THE PROPOSED AMENDMENT

          Sections 8.4 and 11.2 of the Indenture provide that Bell Microproducts and the Trustee may enter into a supplemental indenture amending provisions of the Indenture with the consent of Holders of a majority in principal amount of the outstanding Notes. The Company is soliciting Consents from Holders in accordance with this provision.

          Set forth below is a summary of the Proposed Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the form of the Supplemental Indenture, which is available upon request from the Information Agent, for the full and complete terms of the proposed amendments. Any capitalized terms used in the following summary of the proposed amendments have the meanings assigned thereto in the Indenture.

          The Proposed Amendment to the Indenture would delete Section 6.2 from
Article 6 of the Indenture. Section 6.2 contains the following language:

          "Section 6.2. SEC Reports.

          (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 of 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system shall be deemed to be filed with the Trustee.

          (b) Delivery of such reports, information and documents to the Trustee is for information purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable form information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates)."

          Additionally the Proposed Amendment would add the following language to the end of Section 8.1(a)(3):

", except that the Company's failure to comply in any way with Section 314 of the TIA shall not be deemed a failure to comply with any of the terms, covenants or agreements contained in the Securities or this Indenture that would constitute a Default or Event of Default under this Indenture."

          The Proposed Amendment would eliminate any provision in the Indenture that would trigger a Default or Event of Default for the failure by the Company to file or deliver any reports required to be filed with the SEC, including as required by Section 314 of the TIA.

THE PROPOSED WAIVER

          Section 8.4 of the Indenture provides, among other things, that Holders of a majority in aggregate principal amount of the Securities then outstanding (the "Majority Holders") may waive an existing Default or Event of Default and its consequences. Bell Microproducts is soliciting the waiver of any Default or Event of Default that exists or may arise under the Indenture as a result of a failure by Bell Microproducts to comply fully with the Reporting Covenants. Each Holder that executes a Letter of Consent will waive, in accordance with Section 8.4 of the Indenture, any and all Defaults and Events of Default that have or may occur due to any such failure and any such Defaults and Events of Default that have occurred will be deemed to have been cured for all purposes.

          Copies of the Letter of Consent and the Indenture are available upon request to the Information Agent. The Indenture, which is incorporated by reference herein, is also on file with the SEC.

                                THE SOLICITATION

GENERAL

          As of the Record Date, there were $109,850,000 aggregate principal amount of Notes outstanding. At any time following receipt of the Required Consents (which have not been revoked) with respect to the Notes, and in compliance with the conditions contained in the Indenture, the Proposed Amendment and the Proposed Waiver will become effective.

          The delivery of a Consent will not affect a Holder's right to sell or transfer any Notes, and a sale or transfer of any Notes after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Notes. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Notes to which such Consent relates, unless the applicable Holder has complied with the procedure for revoking Consents, as described herein and in the Letter of Consent. Failure to deliver a Consent will have the same effect as if a Holder had voted "No" to the Proposed Amendment and Proposed Waiver.

RECORD DATE

          The Record Date is as of 5:00 p.m., New York City time, on December 6, 2006. This Statement and the Letter of Consent are being sent to all Holders on the Record Date as we are reasonably able to identify. Such date has been fixed as the date for the determination of Holders entitled to give Consents and receive the Consent Fees, if payable, pursuant to the Solicitation. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Required Consents, any new date as such Record Date with respect to the Notes and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Solicitation.

CONSENT FEES

          Assuming satisfaction of all conditions to the Solicitation, as promptly as practicable after the Consent Date, we will pay the First Consent Fee to each Holder of Notes as to which we have received and accepted Consents prior to the Consent Date. If all conditions to the Solicitation have been satisfied and, in addition, Bell Microproducts fails to effect an Eligible Tender Offer, we will pay the Second Consent Fee to each Holder of Notes as to which we have received and accepted Consents prior to the Consent Date. Bell Microproducts will pay the Second Consent Fee, if it becomes payable, to the

Holders as promptly as practicable following a failure to effect an Eligible Tender Offer. Interest will not accrue on or be payable with respect to any Consent Fees.

          The right to receive Consent Fees is not transferable with any Note. We will only make payments of Consent Fees to Holders who have properly granted Consents that are in effect at the Consent Date pursuant to the terms hereof. No other Holder of any Notes will be entitled to receive any Consent Fees. Consents will expire if the Required Consents have not been obtained on or before the Consent Date.

HOW TO CONSENT

          Holders who wish to Consent to the Proposed Amendment and the Proposed Waiver should deliver one or more properly completed Letter of Consents signed by or on behalf of such Holder by mail, hand delivery, overnight courier or by facsimile or electronic transmission (with an original delivered subsequently) in accordance with the instructions contained therein to the Information Agent at its address or facsimile number set forth on the back cover page of this Statement. We will have the right to determine whether any purported Consent satisfies the requirements of the Solicitation and the Indenture, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent. Letter of Consents must be received by the Information Agent prior to the Consent Date in order to qualify for payment of the Consent Fees.

          Consents will be accepted from Holders and any other Person who has obtained a proxy in a form reasonably acceptable to us that authorizes such other Person (or Person claiming title by or through such other Person) to vote any Notes on behalf of such Holder. For purposes of the Solicitation, The Depository Trust Company ("DTC") has authorized the direct participants in DTC ("DTC Participants") set forth in the position listing of DTC as of the Record Date to execute Letter of Consents as if they were Holders of the Notes held of record in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants. ANY BENEFICIAL OWNER WHOSE NOTES ARE HELD THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO CONSENT SHOULD CONTACT THE HOLDER OF ITS NOTES PROMPTLY AND INSTRUCT SUCH HOLDER TO CONSENT ON ITS BEHALF.

          Each Letter of Consent that is properly completed, signed, delivered to and received by the Information Agent prior to the Consent Date (and accepted by us as such), and not validly revoked prior to the Consent Date, will be given effect in accordance with the specifications thereof. A Letter of Consent should not be delivered to us, the Trustee or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, the Trustee or the Solicitation Agent by any other reasonable means or in any form that reasonably evidences the giving of a Consent. Under no circumstances will any person effect a valid Consent by tendering or delivering Notes to us, the Trustee, the Solicitation Agent or the Information Agent.

          All questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of a Consent will be resolved by us, in our sole discretion, which resolution shall be final and binding. We reserve the right to reject any and all Consents not validly given or any Consents, our acceptance of which could, in our opinion or the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in the delivery of a Consent or modify the conditions to the Solicitation (subject to any requirement to extend the Consent Date). Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we shall determine. None of us, the Trustee, the Solicitation Agent, the Information Agent or any other person shall be under any duty to give notification of defects, irregularities or waivers with respect to deliveries of Consents, nor shall any of them incur any liability for failure to give such notification.

          If the Notes to which a Consent relates are held by two or more joint Holders, each such Holder must sign the Letter of Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person's authority so to act. If Notes are held in different names, a separate Letter of Consent must be executed covering each name.

          If a Consent relates to fewer than all Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Letter of Consent the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Notes held by such Holder. The Consent Fees will be paid only for such portion of the Notes to which a Consent relates.

CONDITIONS TO THE CONSENT SOLICITATION

          Our acceptance of validly executed, delivered and unrevoked Consents and payment of the Consent Fees with respect thereto are subject to (i) Required Consents for the Notes having been received (and not revoked) prior to the Consent Date and (ii) the absence of any law or regulation, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding if adversely determined) would make unlawful or invalid or enjoin the implementation of the Proposed Amendment and the Proposed Waiver or the payment of the Consent Fees or that would question the legality or validity thereof.

          If any of the preceding conditions are not satisfied on or prior to the Consent Date, we may, in our sole discretion and without giving any notice, allow the Solicitation to lapse, or extend the solicitation period and continue soliciting consents to the Solicitation. Furthermore, subject to applicable law and if we have not yet received the Required Consents, we may terminate the Solicitation at any time prior to the Consent Date, in which case any Consents received will be voided and no Consent Fees will be paid.

CONSENT DATE; EXTENSIONS; AMENDMENT

          We will make a public announcement of the Consent Date and our acceptance of validly tendered Consents at or prior to 9:00 a.m., New York City time, on the next business day after the Consent Date. We may extend the Solicitation from time to time if any condition to this Solicitation has not been met. In order to extend the Consent Date, we will notify the Information Agent of any extension by oral or written notice and will make a public announcement thereof at or prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Consent Date. Such announcements may state that we are extending the Solicitation for a specified period of time. Failure of any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Solicitation.

          Notwithstanding anything to the contrary set forth in this Statement, we reserve the right at any time on or prior to the business day following the Consent Date to (i) prior to the satisfaction of all conditions to the Solicitation, terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid to the Holders of the Notes pursuant to the Solicitation, or (v) waive any of the conditions to the Solicitation, subject to applicable law. If we take any of these actions, we will make a public announcement thereof.

          If the Solicitation is amended in any material manner, or we waive or modify any material conditions to the Solicitation, we will promptly disclose such amendment, waiver or modification in a public announcement, and we may, if determined by us to be appropriate, extend the Solicitation for no less than one day, such period to be set at our discretion subject to applicable law.

          Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Solicitation, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely press release and complying with any applicable notice provisions of the Indenture.

REVOCATION OF CONSENTS

          Until the Consent Date, Holders may revoke Consents tendered prior to the Consent Date. Any notice of revocation received after the Consent Date will not be effective, even if received prior to the Consent Date. Any Holder who revokes a Consent prior to the Consent Date will not receive any Consent Fees, unless such Consent is redelivered and properly received by the Information Agent and accepted by us on or prior to the Consent Date. Unless properly revoked, a Consent by a Holder shall bind the Holder and every subsequent Holder of such Notes or portion of such Notes that evidences the same debt as the consenting Holder's Notes, even if a notation of the Consent is not made on any such Notes.

          Subject to the immediately preceding paragraph, any Holder as to which a Consent has been given prior to the Consent Date may revoke such Consent as to such Notes or any portion of such Notes (in integral multiples of $1,000) by delivering a written notice of revocation bearing a date later than the date of the prior Letter of Consent to the Information Agent at any time prior to the Consent Date. With respect to a Consent delivered prior to the Consent Date, any notice of revocation received by the Information Agent after the Consent Date will not be effective.

          To be effective, a notice of revocation must be in writing signed by the Holder, must contain the name of the Holder, the Notes to which it relates and the principal amount of Notes to which it relates, must be received by the Information Agent before the Consent Date, and must be signed in the same manner as the original Letter of Consent. All revocations of Consents should be addressed to the Information Agent at the address set forth on the back cover of this Statement.

          We reserve the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of us, any of our affiliates, the Solicitation Agent, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

SOLICITATION AGENT AND INFORMATION AGENT

          We have retained Credit Suisse Securities (USA) LLC to serve as our solicitation agent (the "Solicitation Agent") and Global Bondholder Services Corporation to serve as our information agent (the "Information Agent") in connection with the Solicitation. The Solicitation Agent has not been retained to render an opinion as to the fairness of the Solicitation. We have agreed to indemnify the Solicitation Agent and the Information Agent against certain liabilities and expenses. At any time, the Solicitation Agent may trade the Notes for its own account or for the accounts of its customers and, accordingly, may have a long or short position in the Notes. The Solicitation Agent and its affiliates have provided in the past, and are currently providing, other investment banking, commercial banking and/or financial advisory services to us.

          We have not authorized any person (including the Solicitation Agent and the Information Agent) to give any information or make any representations in connection with the Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Information Agent, the Solicitation Agent or any other person.

          Requests for assistance in filling out and delivering Letter of Consents or for additional copies of this Statement or the Letter of Consent may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Statement.

FEES AND EXPENSES

          We will bear the costs of the Solicitation, including the fees and expenses of the Solicitation Agent, the Solicitation Agent's counsel and the Information Agent. We will pay the Trustee reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for expenses.

          Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers. We will pay all other fees and expenses attributable to the Solicitation, other than expenses incurred by Holders or beneficial owners of Notes.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

          THIS DISCLOSURE IS LIMITED TO THE U.S. FEDERAL TAX ISSUES ADDRESSED HEREIN. ADDITIONAL ISSUES MAY EXIST THAT ARE NOT ADDRESSED IN THIS DISCLOSURE AND THAT COULD AFFECT THE U.S. FEDERAL TAX TREATMENT OF THE CONSENT SOLICITATION. THIS TAX DISCLOSURE WAS WRITTEN IN CONNECTION WITH THE SOLICITATION BY BELL MICROPRODUCTS OF CONSENTS TO THE PROPOSED AMENDMENT AND PROPOSED WAIVER, AND IT CANNOT BE USED BY ANY HOLDER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE ASSERTED AGAINST THE HOLDER UNDER THE INTERNAL REVENUE CODE. HOLDERS SHOULD SEEK THEIR ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

          The following summary describes certain U.S. federal income tax consequences of the Consent Solicitation. This discussion applies only to Notes held as capital assets, and does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

     -    certain financial institutions;

     -    insurance companies;

     -    dealers in securities or foreign currencies;

     - persons holding Notes as part of a hedge or other integrated transaction;

     - U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

     - partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

     -    persons subject to the alternative minimum tax.

          This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations in effect as of the date hereof, changes to any of which subsequent to the date of this Consent Solicitation Statement may affect the tax consequences described herein. Holders are urged to consult their tax advisers with regard to application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

TAX CONSEQUENCES TO U.S. HOLDERS

          As used herein, the term "U.S. Holder" means a beneficial owner of a Note for U.S. federal income tax purposes that is:

     -    a citizen or resident of the United States;

     - a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

     - an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term U.S. Holder also includes certain former citizens and residents of the United States.

TAX CONSIDERATIONS FOR CONSENTING U.S. HOLDERS

     Deemed Exchange of Notes

          If the (i) Required Consents are received and (ii) the Proposed Amendment and Proposed Waiver become effective, and (iii) Bell Microproducts does not commence and hold open an Eligible Tender Offer such that the Second Consent Fee is paid to Consenting Holders, Consenting Holders will he deemed to have exchanged the Notes ("Old Notes") for new Notes ("New Notes"), because the Second Consent Fee will result in a change in the yield of the Notes that is considered a "significant modification" of the Notes. This deemed exchange will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder will generally realize gain or loss on such deemed exchange in an amount equal to the difference (if any) between the amount realized on the deemed exchange and such U.S. Holder's adjusted tax basis in the Old Notes. Provided that the Consent Fees are treated as additional consideration in the deemed exchange (as discussed below), the amount realized would equal the sum of the amount of the Consent Fees and the "issue price" of the New Notes (other than amounts treated as received with respect to accrued interest on the Old Notes, which would be taxable as ordinary interest income). The issue price of the New Notes will depend on whether the Old Notes or the New Notes are "publicly traded" within the meaning of applicable Treasury regulations. If either the Old Notes or the New Notes are publicly traded, the issue price of the New Notes will equal the fair market value of the New Notes (if the New Notes are publicly traded) or the Old Notes (if the New Notes are not publicly traded), in each case on the date of the deemed exchange. If neither the Old Notes nor the New Notes are publicly traded, the issue price of the New Notes will equal their stated principal amount. While not clear, Bell Microproducts believes that the Old Notes and the New Notes are publicly traded within the meaning of the applicable Treasury regulations.

          If the deemed exchange is treated as a wash sale within the meaning of
Section 1091 of the Code, U.S. Holders would not be allowed to currently recognize any loss resulting from the deemed exchange. Instead, such loss will be deferred, and would be reflected as an increase in the basis of the New Notes. U.S. Holders should consult their own tax advisers regarding whether the deemed exchange may be subject to the wash sale rules.

          Subject to the application of the market discount rules discussed in the next paragraph, any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if at the time of the deemed exchange, the Old Notes have been held for more than one year. The deduction of capital losses for U.S. federal income tax purposes is subject to limitations. A U.S. Holder's holding period for a New Note will commence on the date immediately following the date of the deemed exchange, and the U.S. Holder's initial tax basis in the New Note will be the issue price of the New Note.

          If a U.S. Holder holds Old Notes acquired at a "market discount," any gain recognized by the holder on the deemed exchange of the Old Notes would be recharacterized as ordinary interest income to the extent of accrued market discount that had not previously been included as ordinary income.

          Subject to a statutory de minimis exception, if the issue price of a New Note at the time of the deemed exchange were less than its stated principal amount, the New Note would have original issue discount for U.S. federal income tax purposes, which would be included in a U.S. Holder's gross income on a constant yield basis in advance of the receipt of cash attributable to the discount. Information regarding any original issue discount on the New Notes will be available in Internal Revenue Service Publication 1212.

          If Bell Microproducts does commence and hold open an Eligible Tender Offer (with the consequence that no Second Consent Fee is paid) the Proposed Amendment and Proposed Waiver will not cause the Consenting Holders to be deemed to have exchanged Old Notes for New Notes because the First Consent Fee alone does not result in a change in the yield of the Notes that is considered a "significant modification" of the Notes.

     Taxation of the Consent Fees

          The law is unclear with respect to the U.S. federal income tax treatment of the Consent Fees. The receipt of the Consent Fee(s) by a U.S. Holder may be treated either as additional consideration received in the deemed exchange of Old Notes for New Notes or as separate consideration for consenting to the Proposed Amendment and Proposed Waiver, in which case the Consent Fees would constitute ordinary income to the U.S. Holder. Bell Microproducts intends to treat the Consent Fees as additional consideration received in the deemed exchange of Old Notes for New Notes. There can be no assurance, however, that the Internal Revenue Service ("IRS") will not successfully assert a contrary position.

     TAX CONSIDERATIONS FOR NON-CONSENTING U.S. HOLDERS

          The Proposed Amendment and Proposed Waiver will not be a significant modification to non-consenting U.S. Holders, and therefore, subject to the discussion in the next paragraph, the Consent Solicitation will generally have no U.S. federal income tax consequences to such holders.

          As described above under "Tax Considerations for Consenting U.S. Holders - Deemed Exchange of Notes," Consenting Holders will be deemed to have received New Notes if the Proposed Amendment and Proposed Waiver become effective. Such New Notes will have the same CUSIP numbers as the Notes held by non-consenting U.S. Holders, but may have more original issue discount for U.S. federal income tax purposes. Because the Notes held by the non-consenting U.S. Holders will be indistinguishable from the New Notes, it is possible that the IRS will successfully assert that such Notes have the same amount of original issue discount as the New Notes, particularly if a non-consenting U.S. Holder or its transferee cannot prove that its Notes are not New Notes. Non-consenting U.S. Holders should consult their own tax advisers regarding whether their Notes may be treated as having additional original issue discount for U.S. federal income tax purposes as a result of the fungibility of their Notes and the New Notes.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

          Information returns will be filed with the IRS in connection with the payment of the Consent Fee(s) and deemed interest payments with respect to a deemed exchange of Old Notes for New Notes. A U.S. Holder will be subject to U.S. backup withholding on such payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding deducted from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

          U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE TAX CONSEQUENCES OF THE CONSENT SOLICITATION, INCLUDING WHETHER THE NOTES ARE PUBLICLY TRADED FOR U.S. FEDERAL INCOME TAX PURPOSES, WHETHER THE WASH SALE RULES APPLY, THE PROPER CHARACTERIZATION OF THE CONSENT FEES FOR U.S. FEDERAL INCOME TAX PURPOSES AND THE TAX CONSEQUENCES OF THE CONSENT SOLICITATION TO NON-CONSENTING HOLDERS.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

          As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note for U.S. federal income tax purposes that is:

     -    a nonresident alien individual;

     -    a foreign corporation; or

     -    a nonresident alien fiduciary or a foreign estate or trust.

          This discussion is not addressed to Non-U.S. Holders who own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Bell Microproducts entitled to vote, who are controlled foreign corporations related to Bell Microproducts through stock ownership, or who, on the date of acquisition of the Notes, owned Notes with a fair market value of more than 5% of the fair market value of the common stock of Bell Microproducts. Additionally, this discussion does not describe the U.S. federal income tax consequences to Non-U.S. Holders who are engaged in a trade or business in the United States with which the Notes are effectively connected, or who are individuals present in the United States for 183 days or more in the taxable year of disposition. Such Non-U.S. Holders will generally be subject to special rules and should consult their own tax advisers regarding the U.S. federal income tax consequences applicable to their particular situation.

     TAX CONSIDERATIONS FOR CONSENTING NON-U.S. HOLDERS

     Deemed Exchange of Notes

          Subject to the discussion below concerning backup withholding, any gain realized by a Non-U.S. Holder on a deemed exchange of Old Notes for New Notes (as described above under "Tax Consequences to U.S. Holders - Tax Considerations for Consenting U.S. Holders - Deemed Exchange of Notes") will not be subject to U.S. federal income tax.

          Deemed payments of interest (including original issue discount, if any) to any Non-U.S. Holder on a deemed exchange of Old Notes for New Notes will not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person.

     TAXATION OF THE CONSENT FEES

          The law is unclear with respect to the tax treatment of the Consent Fees. If the receipt of a Consent Fee by a Non-U.S. Holder is treated as separate consideration for consenting to the Proposed Amendment and Proposed Waiver, such payment may be subject to U.S. withholding tax at a 30% rate, subject to reduction pursuant to an applicable treaty. Although Bell Microproducts intends to treat the Consent Fees as additional consideration received in the deemed exchange of Old Notes for New Notes, because the law is unclear, Bell Microproducts intends to withhold taxes from the payment of the Consent Fee(s) unless an exemption or partial reduction is properly established. Non-U.S. Holders are urged to consult their own tax advisers as to the U.S. federal income tax treatment of the Consent Fees and the possibility of obtaining a refund with respect to any U.S. federal taxes withheld therefrom.

TAX CONSIDERATIONS FOR NON-CONSENTING NON-U.S. HOLDERS

          Subject to the discussion in the next paragraph, the Consent Solicitation will have no U.S. federal income tax consequences to any non-consenting Non-U.S. Holders.

          As discussed above under "Tax Consequences to U.S. Holders - Tax Considerations for Non-Consenting U.S. Holders"), it is possible that the IRS will assert that the Notes have additional original issue discount for U.S. federal income tax purposes. Therefore, non-consenting Non-U.S. Holders are urged to provide Bell Microproducts with an IRS Form W-8BEN if they have not already done so.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

          Information returns will be filed with the IRS in connection with the payment of the Consent Fee(s) and any deemed interest payments with respect to any deemed exchange of Old Notes for New Notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, the Non-U.S. Holder may be subject to U.S. backup withholding on any Consent Fee payments or deemed interest payments with respect to the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                       WHERE YOU CAN FIND MORE INFORMATION

          We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov, and at the offices of the NASDAQ Stock Exchange. For further information on obtaining copies of our public filings at the NASDAQ Stock Exchange, you should visit http://www.nasdaq.com. HOWEVER, WE HAVE NOT FILED CERTAIN OF OUR REPORTS AS REQUIRED AND THE FINANCIAL STATEMENTS AND FINANCIAL INFORMATION FOR THE FIRST, SECOND, THIRD AND FOURTH QUARTERS OF 2006, THE FIRST AND SECOND QUARTERS OF 2006 AND THE ANNUAL PERIODS ENDED DECEMBER 31, 2001, 2002, 2003, 2004, 2005 AND 2006 SHOULD NO LONGER BE RELIED UPON. SEE "RISK FACTORS--THERE IS CURRENTLY A LACK OF PUBLIC DISCLOSURE CONCERNING BELL MICROPRODUCTS."

          This Statement "incorporates by reference" information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information contained in any subsequently filed document, to the extent it modifies information in this Statement or in any document incorporated by reference in this Statement, will automatically update and supersede the information originally in this Statement or incorporated by reference in this Statement. Except as provided below, we incorporate by reference the following documents listed below (filed under File No. 0-21528) and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as of their respective filing dates, until the Consent Date:

          -    Annual Report on Form 10-K for the year ended December 31, 2005;

          -    Definitive Proxy Statement filed April 21, 2006;

          - Quarterly Report on Form 10-Q for the three-month period ended March 31, 2006;

          - Quarterly Report on Form 10-Q for the six-month period ended June 30, 2006;

          - Notification of inability to timely file Form 10-Q with respect to the quarterly period ended September 30, 2006; and

          - Current Reports on Form 8-K or 8-K/A dated April 26, 2006, July 26, 2006, September 22, 2006, October 4, 2006, October 25, 2006,
               November 9, 2006, November 13, 2006, and November 20, 2006.

          We specifically do not incorporate into this Statement any of our filed historical financial statements and related financial information as of and for first, second, third and fourth quarters of 2005, the first and second quarters of 2006 and the annual periods ended December 31, 2004 and 2005 which are included in the above mentioned documents.

          You may request a copy of these filings at no cost by making a written or telephone to:

                          Investor Relations Department
                             Bell Microproducts Inc.
                              1941 Ringwood Avenue
                               San Jose, CA 95131
                                 (408) 451-9400

          The above SEC filings are also available to the public on our website at www.bellmicro.com. Information on our website is not part of this Statement.

                                  MISCELLANEOUS

          The Solicitation is not being made to, and Letter of Consents will not be accepted from or on behalf of, Holders in any jurisdiction in which the making of the Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to make the Solicitation in any such jurisdiction and to extend the Solicitation to Holders in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Solicitation to be made by a licensed broker or dealer, the Solicitation will be deemed to be made on our behalf by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

          In order to give the Consents, a Holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (in each case, confirmed by physical delivery) a properly completed and duly executed Letter of Consent, and any other required document, to the Information Agent at its address set forth below. Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below. A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agent or the Information Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

                 The Solicitation Agent for the Solicitation is:

                       CREDIT SUISSE SECURITIES (USA) LLC
                              Eleven Madison Avenue
                            New York, New York 10010
                        U.S. Toll Free: 1 (800) 820-1653
                         Call Collect: 1 (212) 538-3953

                 The Information Agent for the Solicitation is:

                     GLOBAL BONDHOLDER SERVICES CORPORATION
                            65 Broadway -- Suite 723
                            New York, New York 10006
                             Attn: Corporate Actions

                     Banks and Brokers call: (212) 430-3774
                            Toll free: (866) 857-2200

                                  By Facsimile:
                        (For Eligible Institutions only):
                                 (212) 430-3775

                                  Confirmation:
                                 (212) 430-3774

         By Mail             By Overnight Courier              By Hand
65 Broadway -- Suite 723   65 Broadway -- Suite 723   65 Broadway -- Suite 723
   New York, NY 10006         New York, NY 10006         New York, NY 10006